UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 2, 2024

CADIZ INC.

(Exact name of registrant as specified in its charter)

Delaware	0-12114	77-0313235
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

550 S. Hope Street, Suite 2850
Los Angeles, California	90071
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (213) 271-1600

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	CDZI	The NASDAQ Global Market
Depositary Shares (each representing 1/1000th fractional interest in share of 8.875% Series A Cumulative Perpetual Preferred Stock, par value $0.01 per share	CDZIP	The NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 8.01 Other Events.

As disclosed in the Current Report on Form 8-K filed by Cadiz, Inc. (“Cadiz”, “we”) with the U.S. Securities and Exchange Commission (the “SEC”) on March 6, 2024, we are issuing to three institutional lenders under our Credit Agreement, dated as of July 2, 2021, as amended, an aggregate of 166,036 shares of common stock (the “Consent Fee Shares”) in consideration of the consents and releases provided by such lenders as necessary for our entry into the Third Amendment to Credit Agreement and First Amendment to Security Agreement dated March 6, 2024. Pursuant to our agreement with such lenders, the Consent Fee Shares are to be registered with the SEC pursuant to Cadiz’s effective shelf registration statement on Form S-3 (SEC File No. 333-257159) (the “Registration Statement”) and a prospectus supplement thereunder.

On April 2, 2024, Cadiz filed with the SEC the prospectus supplement for the Consent Fee Shares. In connection with such filing, Cadiz is filing as Exhibit 5.1 hereto an opinion of counsel with respect to the Consent Fee Shares. Such opinion is incorporated by reference into the Registration Statement.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

5.1	Opinion of Norton Rose Fulbright US LLP.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CADIZ INC.

	By:	/s/ Stanley E. Speer
Stanley E. Speer Chief Financial Officer

Date: April 2, 2024